Exhibit 10.2
OPTION AGREEMENT
     THIS OPTION AGREEMENT (this “Agreement”) is made as of the 27th day of March, 2008, by and among Taberna Capital Management, LLC, as collateral manager, for and on behalf of the CDOs (as defined below) (“Taberna”), Beachwold Partners, L.P., a Texas limited partnership and Robert Rothenberg (collectively and individually, “Beachwold”), and Tarragon Corporation, a Nevada corporation (“Tarragon”). William S. Friedman (“Mr. Friedman”), Lucy Friedman (“Mrs. Friedman”), each individually and jointly as husband and wife (including as tenants by the entireties) (“Mr. Friedman” and “Mrs. Friedman,” and collectively the “Friedmans”) have signed to indicate their agreement to be bound by the obligations of Beachwold under the provisions of Articles 2, 3 and 5 of this Agreement and to make certain representations, warranties and covenants to and for the benefit of Taberna.
BACKGROUND
     WHEREAS, Tarragon has previously issued certain subordinated unsecured notes (as the same may be amended, extended, supplemented, increased, consolidated, renewed or otherwise modified or replaced from time to time, the “Securities”) pursuant to the subordinated indentures and related documents between Tarragon and The Bank of New York Trust Company, National Association (successor to JPMorgan Chase Bank, National Association), as Trustee, dated as of June 15, 2005, September 12, 2005, and March 1, 2006 (as the same may be amended, extended, supplemented, increased, consolidated, renewed or otherwise modified or replaced from time to time, the “Securities Indentures”).
     WHEREAS, Taberna is the collateral manager of (i) Taberna Preferred Funding II, Ltd., holder of $37,500,000 of Securities, (ii) Taberna Preferred Funding III, Ltd., holder of $27,500,000 of Securities, (iii) Taberna Preferred Funding IV, Ltd., holder of $24,375,000 of Securities, (iv) Taberna Preferred Funding V, Ltd., holder of $25,000,000 of Securities and (v) Taberna Preferred Funding VI, Ltd., holder of $10,625,000 of Securities (collectively, the “CDOs”).
     WHEREAS, Beachwold and the Friedmans are shareholders of Tarragon.
     WHEREAS, pursuant to a letter agreement between Tarragon and Beachwold, Tarragon has also issued the Existing Note (as defined below) to Beachwold.
     WHEREAS, Taberna and Beachwold have previously agreed pursuant to letter agreements dated October 31, 2007, November 29, 2007, and January 8, 2008, that for a period of days stated in each such letter, and ending on January 14, 2008 (the “Standstill Period”) (a) Taberna will not send (or cause to be sent to) Tarragon a Notice of Default as provided under Section 5.1(c) of each of the indentures for the Securities with respect to the Events of Default described in such letter agreement (the “Existing Defaults”) and (b) it will cause each holder of the Securities (or instruct J P Morgan) to waive the Defaults during the Standstill Period.
     WHEREAS, Taberna is willing to grant the Option (as defined below) set forth herein, on the terms set forth herein.
     NOW, THEREFORE, in consideration of the representations, warranties, and agreements of the parties, and for good and valuable consideration, Beachwold, Taberna, Tarragon and the

Friedmans are willing to execute and deliver this Agreement, and do hereby agree as follows intending to be legally bound:
ARTICLE I
DEFINED TERMS
1.01 The following terms shall have the meanings herein specified unless the context otherwise requires (such meanings to apply to such terms in both the singular and plural forms):
     “Affiliate” shall mean, with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.
     “Agreement” shall have the meaning set forth in the preamble.
     “Beachwold” shall have the meaning set forth in the preamble.
     “Control” shall mean, with respect to a specified person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such specified person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Covenant Default” shall mean any Event of Default under, and as defined in, the Securities Indentures arising under Section 5.1(c) of each Securities Indenture due to Tarragon’s failure to comply with the financial covenants of Sections 10.5(a) or 10.5(b) of any of the Securities Indentures at any time with respect to any period ending on or prior to September 30, 2009.
     “Default” shall mean (a) an Event of Default under, and as defined in, the Securities Indentures, other than the Existing Defaults or any existing or future Covenant Defaults or (b) Tarragon or Beachwold shall default in the due performance or observance by it of any term, covenant or agreement contained in the Subordination Agreement or this Agreement.
     “Existing Defaults” shall have the meaning provided in the Background Section.
     “Existing Note” means, collectively, (a) the letter agreement dated January 7, 2008, among Tarragon and Beachwold, (b) the unsecured promissory note dated January 7, 2008, made by Tarragon in favor of Beachwold Partners, L.P. in the original principal amount of $26,032,861.12 and (c) the unsecured promissory note dated January 7, 2008, made by Tarragon in favor of Robert Rothenberg in the original principal amount of $10,000,000.00, as each may be amended, extended, supplemented, increased, consolidated, renewed or otherwise modified or replaced from time to time.
     “Friedmans” shall have the meaning set forth in the preamble
     “Grant Date” shall have the meaning set forth in Section 2.01.
     “Mr. Friedman” shall have the meaning set forth in the preamble.

     “Mrs. Friedman” shall have the meaning set forth in the preamble.
     “Option” shall have the meaning set forth in section 2.01.
     “Option Notice” shall have the meaning set forth in Section 3.01.
     “Option Holder” shall have the meaning set forth in Section 2.01.
     “Permitted Indebtedness” shall mean secured, unsecured, mezzanine or similar indebtedness for borrowed money incurred from Tarragon’s existing lenders (including Beachwold) or other lenders that are not Affiliates and that are similar to lenders with which Tarragon has existing relationships that, subject in all respects to Section 2.08 of the Subordination Agreement (except as expressly provided in the Subordination Agreement), (a) is expressly subordinated to the Securities by its terms, (b) is trade debt incurred in the ordinary course of business, (c) [INTENTIONALLY DELETED], (d) is incurred to extend, refinance or replace any indebtedness existing as of the date of this Agreement or otherwise constitutes Permitted Indebtedness, (e) is a guarantee of project-level indebtedness incurred in the ordinary course of Tarragon’s business consistent with past practices by wholly owned subsidiaries of Tarragon or joint venture investments with a non-Affiliate of Tarragon, (f) is incurred directly or as a guarantee of any deficiency indebtedness resulting from the sale or disposition of mortgaged property for less than the indebtedness secured by such property by wholly owned subsidiaries of Tarragon or joint venture investments with a non-Affiliate of Tarragon or (g) is incurred with the prior written consent of Taberna; provided that the total amount of the consolidated indebtedness of Tarragon outstanding at any time does not exceed an amount equal to 80% of the consolidated indebtedness of Tarragon as of September 30, 2007, without the prior written consent of Taberna.
     “Purchase Price” shall have the meaning set forth in Section 3.01.
     “Securities” shall have the meaning set forth in the Background section.
     “Securities Act” shall have the meaning set forth in Section 4.01(j).
     “Securities Documents” shall mean the Securities Indentures, the Securities, the Securities Purchase Agreements and each other agreement, instrument or other document executed or delivered in connection therewith.
     “Securities Indentures” shall have the meaning provided in the Background Section.
     “Securities Purchase Agreements” shall mean, collectively, (a) the Purchase Agreement dated as of June 15, 2005, between Tarragon and Merrill Lynch International, (b) the Purchase Agreement dated as of September 12, 2005, between Tarragon and Merrill Lynch International and (c) the Purchase Agreement dated as of March 1, 2006, among Tarragon, Taberna Preferred Funding IV, Ltd. and Merrill Lynch International.
     “SEC” shall have the meaning set forth in Section 5.01(j).
     “Settlement Date” shall have the meaning set forth in Section 3.01.
     “Standstill Period” shall have the meaning set forth in the Background section.

     “Subordination Agreement” shall mean the agreement of even date herewith, between Taberna, Tarragon, Beachwold and the Friedmans.
     “Taberna” shall have the meaning set forth in the preamble and shall include all Taberna Affiliates.
     “Tarragon” shall have the meaning set forth in the preamble and shall include all Tarragon Affiliates.
ARTICLE II
OPTION GRANT
2.01 Grant: Taberna hereby grants to Beachwold (together with permitted successors and assigns, the “Option Holder”), effective as of March 20, 2007 (the “Grant Date”), an option to purchase all, but not less than all, of the Securities (the “Option”), exercisable as set forth in, and subject to the terms and conditions of, this Agreement.
2.02 Exercisability of Option: Provided that neither Tarragon nor Beachwold is in Default at the time of proposed exercise:
     (a) On the Grant Date, the Option shall vest and be exercisable with respect to all, but not less then all the Securities. Beginning on the Grant Date through and including August 2, 2008, the Option Holder shall have the right to exercise the Option at a price of sixty percent (60%) of the Securities face value, plus accrued but unpaid interest.
     (b) Beginning on August 3, 2008, through and including September 16, 2008, the Option Holder shall have the right to exercise the Option at a price of sixty-five percent (65%) of the Securities face value, plus accrued but unpaid interest.
     (c) Beginning on September 17, 2008, through and including November 1, 2008, the Option Holder shall have the right to exercise the Option at a price of seventy percent (70%) of the Securities face value, plus accrued but unpaid interest.
     (d) Beginning on November 2, 2008, through and including December 15, 2008, the Option Holder shall have the right to exercise the Option at a price of seventy-five percent (75%) of the Securities face value, plus accrued but unpaid interest.
2.03 Option Termination: The Option shall terminate upon the first to occur:
     (a) termination of, or default by Tarragon or Beachwold under, the Subordination Agreement;
     (b) the later of (i) December 15, 2008, or (ii) the Settlement Date (as defined below) specified in the Option Notice (as defined below) delivered in connection with an exercise of the Option in accordance with Sections 2.02(d) and 3.01 of this Agreement shall have occurred;

     (c) A voluntary or involuntary proceeding shall be commenced or a petition shall be filed seeking (A) winding up, liquidation, reorganization or other relief in respect of Tarragon or its debts, or of a substantial part of its assets, under any bankruptcy, insolvency, receivership or similar law now or hereinafter in effect; (B) receiver, trustee, custodian, sequestrator, conservator or similar official for either Tarragon or for a substantial part of its assets in connection with any winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law, and in any such case, such proceeding or petition shall continue undismissed for 60 days; or an order or decree approving or ordering any of the foregoing shall be entered; or Tarragon or its assets shall become subject to any event that, under the applicable laws has an analogous effect to any of the foregoing;
     (d) the date on which Tarragon fails to make a payment on the Securities; and
     (e) Tarragon incurs any unsecured, mezzanine or similar indebtedness for borrowed money that is not Permitted Indebtedness.
ARTICLE III
EXERCISE OF OPTION
3.01 Method of Exercise and Payments: Subject to the conditions set forth in this Agreement, the Option may be exercised by the Option Holder providing ten (10) days prior written notice (the “Option Notice”) to Taberna of its intent to exercise the Option, and paying the face value of the Securities (minus the applicable discount as set forth in Section 2.02) (the “Purchase Price”). The Purchase Price shall be paid in cash or readably available funds via federal wire to Taberna or its designee on the date of settlement, which shall be not more then twenty (20) days after Taberna’s receipt of the Option Notice (the “Settlement Date”). For the avoidance of doubt, the exercise of the Option for all purposes under this Agreement shall be deemed to have occurred upon delivery of the Option Notice in accordance with this Section 3.01.
3.02 Transfer of Securities. Taberna shall cause the CDO trustee on the Settlement Date deliver to the Option Holder the Securities properly endorsed over to the Option Holder or its designee, if in paper form; if not in paper form then Taberna will sign the applicable transfer documents relating to the Securities and instruct its transfer agent to make such transfer.
     3.03 Weekends and Holidays. In the event the date for exercise of any Option under this Agreement is a Saturday, Sunday, or legal holiday in the State of New York, such option may be exercised on the next succeeding date which is not a Saturday, Sunday or legal holiday, provided that all other conditions precedent to such exercise have been satisfied prior to the original exercise date.
ARTICLE IV
TABERNA REPRESENTATIONS
4.01. Taberna hereby represents and warrants to each of Tarragon and Beachwold, which representations and warranties are true in all respects as of the date hereof and as of the Settlement Date, as follows:

     (a) Taberna is duly organized, validly existing and in good standing under the laws of the state of its organization;
     (b) Taberna has full power, authority, capacity and legal right to execute, deliver, perform and observe the provisions of this Agreement and to carry out the transactions contemplated hereby and thereby;
     (c) the execution, delivery and performance of this Agreement have been duly authorized by all necessary action of Taberna and the CDOs;
     (d) the execution, delivery and performance of this Agreement by Taberna constitute the valid and binding obligation of Taberna enforceable against Taberna in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);
     (e) there is no suit, action, claim, investigation or inquiry by any governmental or regulatory authority, and no legal, administrative or arbitration proceeding pending or, to Taberna’s knowledge, threatened against Taberna or the CDOs with respect to the execution, delivery and performance of this Agreement or the documents, instruments and agreements, and transactions contemplated hereby;
     (f) neither the execution, delivery or performance by Taberna of this Agreement nor compliance by it with the terms and provisions hereof (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality; or (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of Taberna or the CDOs pursuant to the terms of any indenture, mortgage, mortgage, credit agreement, loan agreement, partnership agreement or any other agreement, contract or instrument to which Taberna is a party or by which it or any of its property or assets is bound or to which it may be subject;
     (g) no consent approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority or other third party is required to be made or obtained by Taberna or the CDOs in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;
     (h) The CDOs have good title to and are the sole owners and holders of the Securities, free and clear of any assignment, charge, lien, pledge or security interest in favor of another person and, upon the settlement of any exercise of the Option contemplated hereby, the Option Holder will have good title to the Securities, free and clear of any assignment, charge, lien, pledge or security interest in favor of another person. Taberna has and, upon any exercise of the Option contemplated hereby will have, full power and authority on behalf of the CDOs to sell, assign, transfer and deliver the Securities and its rights under the Securities Documents;
     (i) (i) the CDOs are the holders of 100% of the Securities, (ii) Taberna has been authorized by the CDOs to execute, deliver and perform this Agreement and the Subordination

Agreement on behalf of the CDOs and (iii) by Taberna’s execution hereof and thereof, this Agreement constitute valid and binding obligations of the CDOs enforceable against the CDOs in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and
     (j) neither Taberna nor any person acting on its behalf, has directly or indirectly, made offers or sales of the Securities, or solicited offers to buy the Securities, under circumstances that would require the registration of any of the Securities under the Securities Act of 1933, as amended (the “Securities Act”).
ARTICLE V
REPRESENTATIONS OF BEACHWOLD AND THE
FRIEDMANS AND TARRAGON
5.01 Beachwold and the Friedmans hereby represent and warrant to Taberna, which representations and warranties are true in all respects as of the date hereof and as of the Settlement Date, as follows:
     2.03.1.1 Beachwold is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the limited partnership power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not reasonably be expected to have a material adverse effect on Beachwold and it Affiliates taken as a whole;
     2.03.1.2 the address of Beachwold’s principal place of business is as set forth in Section 6.01 hereto;
     2.03.1.3 the address of the Friedmans’ principal residence is as set forth in Section 6.01 hereto.
     2.03.1.4 Beachwold has the requisite limited partnership power, authority, capacity and legal right to execute, deliver, perform and observe the provisions of this Agreement and to carry out the transactions contemplated hereby and thereby;
     2.03.1.5 The execution, delivery and performance of this Agreement have been duly authorized by all necessary limited partnership action of Beachwold;
     2.03.1.6 The execution, delivery and performance of this Agreement by Beachwold constitute the valid and binding obligation of Beachwold enforceable against Beachwold in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);
     2.03.1.7 neither the execution, delivery or performance by Beachwold of this Agreement nor compliance by it with the terms and provisions hereof (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality or (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of Beachwold pursuant to the terms of any indenture, mortgage, mortgage, credit agreement, loan agreement, partnership agreement or any other agreement, contract or instrument to which Beachwold is a party or by which it or any of its property or assets is bound or to which it may be subject;
     2.03.1.8 no consent approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority or other third party is required to be made or obtained by Beachwold or the Friedmans in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;
     2.03.1.9 Beachwold is a “qualified purchaser” as that term is defined in Section 2(a)(51) of the Investment Company Act of 1940, or a “Qualified Institutional Buyer,” as that term is defined in Rule 144A of the Securities Act; Beachwold was not formed for the specific purpose of purchasing the Option;
     2.03.1.10 each of Beachwold and the Friedmans understands that neither the United States Securities and Exchange Commission (“SEC”) nor any securities commission or other governmental authority of any state, country or other jurisdiction has approved the issuance of the Securities or passed upon or endorsed the merits of the Securities or this Agreement, or confirmed the accuracy or adequacy this Agreement;
     2.03.1.11 Beachwold is purchasing the Option and, upon the settlement of any exercise of the Option, will purchase the Securities, for its own account for investment purposes only, not as a nominee or agent and not with a view to the resale or distribution of any part thereof;
     2.03.1.12 each of Beachwold and the Friedmans understands that the Option and, upon the settlement of any exercise of the Option, the Securities, may be “restricted securities” as such term is defined in Rule 144 under the Securities Act and have not been, and will not be, registered under the Securities Act or registered or qualified under any state securities law, and may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and registration or qualification under applicable state securities laws or the availability of an exemption therefrom;
     2.03.1.13 each of Beachwold and the Friedmans acknowledges that it is able to bear the economic risks of an investment in the Securities for an indefinite period of time, and that its overall commitment to investments that are not readily marketable is not disproportionate to its net worth;
     2.03.1.14 each of Beachwold and the Friedmans has such knowledge, sophistication and experience in financial, tax and business matters in general, and investments in securities in particular, that it is capable of evaluating the merits and risks of an investment in the Securities, and has made such investigations in connection herewith as it deemed necessary or desirable so as to make an informed investment decision without relying upon the Taberna for legal or tax advice related to an investment in the Securities; and
     2.03.1.15 each of Beachwold and the Friedmans acknowledges that it has had access to and has reviewed all documents and records, that it has deemed necessary in order to make an informed decision with respect to purchasing and exercising the Option; that it has had the opportunity to ask representatives of Taberna certain questions and request certain additional information regarding the terms and conditions of such investment and has had any and all such questions and requests answered to its satisfaction; and that it understands the risks and other considerations relating to such investment.
5.02 Tarragon hereby represents and warrants to Taberna, which representations and warranties are true in all respects as of the date hereof and as of the Settlement Date, as follows:
     (a) Tarragon is duly organized, validly existing and in good standing under the laws of the State of Nevada, with the corporate power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not reasonably be expected to have a material adverse effect on Tarragon and it Affiliates taken as a whole;
     2.03.1.16 the address of Tarragon’s principal place of business is as set forth in Section 6.01 hereto;
     2.03.1.17 Tarragon has the requisite corporate power, authority, capacity and legal right to execute, deliver, perform and observe the provisions of this Agreement and to carry out the transactions contemplated hereby and thereby;
     2.03.1.18 the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Tarragon;
     2.03.1.19 the execution, delivery and performance of this Agreement by Tarragon constitute the valid and binding obligation of Tarragon enforceable against Tarragon in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);
     2.03.1.20 neither the execution, delivery or performance by Tarragon of this Agreement nor compliance by it with the terms and provisions hereof (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality; or (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of Tarragon pursuant to the terms of any indenture, mortgage, mortgage, credit agreement, loan agreement, partnership agreement or any other agreement, contract or instrument to which Tarragon is a party or by which it or any of its property or assets is bound or to which it may be subject;

     2.03.1.21 no consent approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority or other third party is required to be made or obtained by Tarragon in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;
     2.03.1.22 Tarragon is a “qualified purchaser” as that term is defined in Section 2(a)(51) of the Investment Company Act of 1940, or a “Qualified Institutional Buyer,” as that term is defined in Rule 144A of the Securities Act; Tarragon was not formed for the specific purpose of purchasing the Option;
     2.03.1.23 Tarragon understands that neither the SEC nor any securities commission or other governmental authority of any state, country or other jurisdiction has approved the issuance of the Securities or passed upon or endorsed the merits of the Securities or this Agreement, or confirmed the accuracy or adequacy this Agreement;
     2.03.1.24 Tarragon understands that the Option and, upon the settlement of any exercise of the Option, the Securities, may be “restricted securities” as such term is defined in Rule 144 under the Securities Act and have not been, and will not be, registered under the Securities Act or registered or qualified under any state securities law, and may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and registration or qualification under applicable state securities laws or the availability of an exemption therefrom;
     2.03.1.25 Tarragon acknowledges that it is able to bear the economic risks of an investment in the Securities for an indefinite period of time, and that its overall commitment to investments that are not readily marketable is not disproportionate to its net worth;
     2.03.1.26 Tarragon has such knowledge, sophistication and experience in financial, tax and business matters in general, and investments in securities in particular, that it is capable of evaluating the merits and risks of an investment in the Securities, and has made such investigations in connection herewith as it deemed necessary or desirable so as to make an informed investment decision without relying upon the Taberna for legal or tax advice related to an investment in the Securities; and
     2.03.1.27 Tarragon acknowledges that it has had access to and has reviewed all documents and records that it has deemed necessary in order to make an informed decision with respect to the execution of this Agreement; that it has had the opportunity to ask representatives of Taberna certain questions and request certain additional information regarding the terms and conditions of an investment in the Securities and has had any and all such questions and requests answered to its satisfaction; and that it understands the risks and other considerations relating to an investment in the Securities.
ARTICLE VI
MISCELLANEOUS
6.01. Notices. All notices requested hereunder or pertaining hereto shall be in writing, shall be deemed delivered and effective upon the earlier of (a) delivery, or (b) refusal of the addressee to accept delivery or failure of delivery after at least one attempt, in each case under this clause (b) as such events are recorded in the ordinary business records of the delivery entity, if such notice is sent by a nationally recognized express courier service, with all charges prepaid or charged to the sender’s account, or by the United States Postal Service, certified or registered, return receipt requested, and with all postage and other charges prepaid, in either case to the applicable addresses as set forth in this Agreement, and shall be addressed as follows:

If to Beachwold:	Beachwold Partners, LP
3100 Monticello Avenue, Suite 200
Dallas, TX 75205
Attention: Kathryn Mansfield

With a copy to:	William S. Friedman
423 West 55th Street, 12th Floor
New York, New York 10019

If to Tarragon:	Tarragon Corporation
423 West 55th Street, Floor 12
New York, NY 10019
Attention: Robert Rothenberg

With a copy to:	Tarragon Corporation
3100 Monticello Avenue, Suite 200
Dallas, TX 75205
Attn: Kathryn Mansfield

If to the Friedmans:	William S. Friedman
423 West 55th Street, 12th Floor
New York, New York 10019

If to Taberna:	Taberna Capital Management, LLC
2929 Arch Street, 17th Floor
Philadelphia, PA 19104
Attention: Raphael Licht

With a copy to:	Spector Gadon & Rosen, PC
1635 Market Street
Philadelphia, PA 19103
Attention: Paul Rosen
or to each such party at such other addresses as such party may designate in a written notice to the other parties.
6.02 Modification. No provision of this Agreement may be changed, waived, discharged or terminated orally, by telephone or by any other means except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.
6.03 WAIVER OF JURY TRIAL. THE PARTIES HERETO EXPRESSLY AND UNCONDITIONALLY WAIVE, IN CONNECTION WITH ANY SUIT, ACTION OR

PROCEEDING RELATING TO THIS AGREEMENT, ANY AND EVERY RIGHT IT/HE/SHE MAY HAVE TO A TRIAL BY JURY.
6.04 Governing Law.
     (a) This Agreement was negotiated in the State of New York and made and accepted in the State of New York which jurisdiction the parties agree has a reasonable and substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limiting the generality of the foregoing, matters of enforceability, construction, interpretation, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the local law of the State of New York and any applicable law of the United States of America. To the fullest extent permitted by law, the parties hereby unconditionally and irrevocably waive any claim to assert that the law of any other jurisdiction governs this Agreement.
     (b) Any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted in any Federal or state court in the State of New York and the parties waive any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding.
6.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. Such counterparts shall constitute but one and the same instrument and shall be binding upon, and shall inure to the benefit of, each of the undersigned individually as fully and completely as if all had signed one instrument.
6.06 Entire Agreement; Successors and Assigns. This Agreement and the Subordination Agreement constitute the entire understanding between the parties hereto concerning the subject matter of this Agreement. All representations, warranties, terms, conditions and provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors and permitted assigns of the parties hereto.
6.07 Assignability
     (a) Provided that no Default has occurred, other than the Existing Defaults or any existing or future Covenant Defaults, the Option Holder shall have the right to assign the Option with prior written notice to Taberna, provided that (i) none of the events or conditions listed in Section 2.03 shall have occurred and be existing and (ii) the transfer satisfies the requirements set forth in the legend on the Securities. In addition, the Option may not be assigned or otherwise transferred unless the Option has been registered under the Securities Act and any applicable state or other securities laws or unless an exemption from such registration is available. If the Option Holder is relying upon an exemption from the registration requirements of the Securities Act and any applicable state or other securities laws, the Option Holder shall furnish Taberna with an opinion of counsel as Taberna may reasonably request that such assignment is exempt from registration under the Securities Act and will not otherwise violate applicable Federal, state or foreign law, such counsel and opinion to be reasonably satisfactory to Taberna.
     (b) Notwithstanding Section 6.07(a), Taberna hereby expressly consents to the assignment of the Option by the Option Holder to Tarragon at any time after the execution of this

Agreement and agrees that such transfer shall not require prior written notice or an opinion of counsel required by Section 6.07(a); provided that Tarragon and the Option Holder agree to provide Taberna with notice that such transfer has been consummated.
6.08 Third Party Beneficiaries. Nothing contained in this Agreement shall be deemed to indicate that this Agreement has been entered into for the benefit of any person other than the parties hereto.
6.09 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
6.10 Incorporation of Background. The parties hereto acknowledge the accuracy of each statement in the Background Section of this Agreement, and agree that each statement in that Background section shall be a legally binding and operative part of this Agreement.
6.11 Obligation to Pay Attorneys’ Fees, Costs and Expenses. Tarragon, Beachwold and the Friedmans agree jointly and severally that they will pay to Taberna up to $___(inclusive of any fees and other costs and expenses incurred by Taberna in connection with the Subordination Agreement) of documented reasonable attorneys’ fees and other out-of-pocket costs and expenses incurred by Taberna in connection with the negotiation and preparation or this Agreement, or otherwise in connection with the performance of this Agreement and/or the transactions contemplated hereby.
6.12 Press Releases and Public Announcements. Except as the disclosing party may determine to be required by applicable law or any listing agreement with any national securities exchange or The NASDAQ Stock Market, so long as this Agreement is in effect, the parties shall consult with each other before issuing any press release or otherwise making public statements with respect to this Agreement, the Subordination Agreement and the transactions contemplated hereby and thereby and shall not issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other party (which written approval shall not be unreasonably withheld or delayed).
6.13 Survival. All of the representations and warranties of the parties contained in this Agreement shall survive the signing of this Agreement and the performance of the transactions described in it.
6.14 Construction. The language in this Agreement shall be construed as a whole according to its fair meaning, strictly neither for nor against any party, and without implying a presumption that its terms shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the person who drafted it. Any capitalized terms used in this Agreement but which are not defined in it shall have the meaning ascribed to them in the Subordination Agreement. In the event of any inconsistency between this Agreement, on the one hand, and the terms of any of the Securities or the Securities Indentures, on the other hand, the provisions of this Agreement shall control. Any reference in this Agreement or in the Subordination Agreement to amounts owed to Taberna shall mean amounts owed to the holders of the Securities for which Taberna is Collateral Manager under the terms of the CDOs.

6.15 Effect of Headings. The subject headings of the sections and subsections of this Agreement are included for convenience only and shall not affect the construction or interpretation of any of its provisions.
6.16 Further Actions. At any time and from time to time after the date of execution of this Agreement, each party shall, without further consideration, take such actions and execute and deliver such documents as the other party may reasonably request to carry out the transactions contemplated by this Agreement.
6.17 Cross Default. Any Default shall constitute an Event of Default under, and as defined in, the Securities Indentures, as a result of which any Senior Party may exercise any and all of its rights and remedies under the Securities Indentures, and any of its rights and remedies at law or in equity.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.
Grant Date: March 27, 2008

TABERNA CAPITAL MANAGEMENT, LLC, as collateral manager
By:	/s/ Raphael Licht
Name: Raphael Licht
Title: Secretary

ACCEPTED:

BEACHWOLD PARTNERS, LP

By:	/s/ William S. Friedman
Name:	William S. Friedman
Title:	General Partner

/s/ Robert Rothenberg

Robert Rothenberg

TARRAGON CORPORATION

By:	/s/ Charles D. Rubenstein

Name:	Charles D. Rubenstein
Title:	Executive Vice President
[SIGNATURES CONTINUE ON FOLLOWING PAGE]

The undersigned Affiliates of Junior Lender, William Friedman and Lucy Friedman, each individually and jointly and severally, and as husband and wife and as tenants by the entireties, have signed to indicate their agreement to be bound by the provisions of Articles 2, 3 and 4 of this Agreement, to guarantee the performance of this Agreement by Borrower and Junior Lender (which, for purposes of clarity, does not include the obligations of Borrower under the Securities Documents, including the repayment of the Senior Indebtedness), to be responsible for the performance or compliance with this Agreement by all members of the Friedman Family who are not parties to this Agreement (including the granting of all consents and agreements purported to be granted pursuant to this Agreement), and to make the representations, warranties and covenants to and for the benefit of Senior Lender stated in those sections as fully as if they were parties to this Agreement..

/s/ William S. Friedman
William S. Friedman

/s/ Lucy Friedman
Lucy Friedman